Exhibit 10.33

EXECUTION COPY

LICENSING AGREEMENT

THIS LICENSING AGREEMENT (“Agreement”) is made and entered into effective May 9, 2012 (the “Effective Date”) by and between 2Die4Kourt, Inc., Fed ID# *, a California corporation located at *, f/s/o Kourtney Kardashian, Kimsaprincess, Inc. Fed ID# *, a California corporation located at *, f/s/o Kimberly Kardashian, and Khlomoney, Inc., Fed ID# *, a California corporation located at * f/s/o Khloe Kardashian (all together, collectively, “the Licensors”) and BOLDFACE Licensing + Branding, a Nevada corporation located at 1945 Euclid St., Santa Monica, CA 90404 (“Licensee”). Kim Kardashian, Khloe Kardashian and Kourtney Kardashian are referred to herein individually as “Kardashian” and collectively as “the Kardashians.” Each of the Licensors and Licensee will be referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Kardashians are recognized as T.V. personalities, models and international celebrities;

WHEREAS, Licensee is a company engaged in the business of developing, distributing, promoting and selling various products and services;

WHEREAS, Licensee desires to: (1) acquire the exclusive right to use the Kardashian Image (defined below) in connection with the development, manufacture, production, distribution, advertisement, promotion and sale of Products (defined below) and (2) obtain certain ancillary services of the Kardashians, as defined herein;

WHEREAS, Each Kardashian has licensed its Kardashian Image and the right to provide such services to their respective corporations along with the right to sublicense them to third Parties;

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

WHEREAS, 2Die4Kourt, Inc., Kimsaprincess, Inc., and Khlomoney, Inc. has each agreed to authorize Licensee to use the Kardashian Image and to provide such services upon the terms and conditions contained below; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.             Definitions. As used herein, the terms set forth below shall be defined as follows:

A.          “Kardashian Image” shall mean the trademark “Kardashian” and each Kardashian’s name, fame, nickname, initials, autograph, voice, video, film portrayals or performances, photograph (including, without limitation, the Beauty Shots (as defined in Section 4.A below) likeness and image or facsimile image, and any other likeness of or means of endorsement by, each Kardashian used in connection with the advertising, promotion and sale of goods, products or services.

B.           “Contract Territory” shall mean worldwide.

C.           “Contract Period” shall mean each of the following designated periods during the Term of the Contract: “Contract Period One” shall mean *; “Contract Period Two” shall mean *; “Contract Period Three” shall mean *; “Contract Period Four” shall mean *. The Renewal Term (as defined below), if any, shall be considered a separate Contract Period, provided, however, that since the Renewal Term is eighteen (18) months in duration, the personal services obligations under this Agreement which are required to be performed at a certain rate “per Contract Period” (e.g., Production Days and Marketing Days) shall be performed at such rate stated in this Agreement multiplied by 1.5.

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

D.           “Products” shall mean the Licensed Products and the High End Licensed Products.

E.           “High End Licensed Products” shall mean a high end line of any of the Licensed Products to be sold at those retailers set forth on Exhibit A attached hereto.

F.           “Licensed Products” shall mean foundation, concealer, primer, powder, blush, bronzer, face tints, gel blush, eye shadow and powder, eye liner, mascara, highlighter or shimmer, lip liner, lip gloss, lipstick, lip tints, palettes, body shimmer, cosmetic brushes, tweezers, foundation prepping facial masks, makeup remover and makeup removing wipes, nail polish remover, cosmetic tools and edible body creams, body preparations, and massage oils (collectively “Edible Beauty Products”); provided, that nail polish shall immediately and automatically be added to and become a part of the Licensed Products at such time that nail polish is no longer an exclusive product category with respect to the Kardashian Image pursuant to a license agreement between Licensors and *, including during any nonexclusive sell-off period under such license.

G.           “Product IP Rights” means all rights in or to any and all designs and specifications for the Products, promotional materials, packaging materials, and other works subject to trademark, copyright, patent, design patent, trade dress or other intellectual property protection used in connection with or created for the Products during the Term (excluding the Kardashian Image).

H.          “Professional Responsibilities” shall mean any and all responsibilities, obligations, commitments, duties, and the like arising under Kardashians’ involvement with their individual and collective television shows, businesses and career pursuits.

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

I.           “Wholesale Sales” shall mean the gross invoice amount billed customers and actually received by or on behalf of Licensee (in the applicable currency of all sales of all Products sold by Licensee including discontinued, discounted and surplus sales), less (without double counting) discounts, credits, chargebacks, markdowns, and reasonable and customary allowances actually allowed customers, as reflected in the invoice itself (or other supporting documentation) and net of all returns actually made or allowed as supported by credit memos issued by customers. If sales are made to any party controlled by, controlling, under common control or otherwise affiliated with or related to Licensee, such sales shall be computed based upon the regular wholesale price for such Products charged to unrelated third parties if such regular wholesale price is higher than what is actually charged. No costs incurred, including but not limited to those incurred by Licensee, customers or other third parties, in the manufacturing, selling, marketing, advertising or distributing of the Products shall be deducted. All transactions shall be at arm’s length for fair market value.

2.             Term.  Unless earlier commenced or terminated, in accordance with the provisions hereof, the initial term of this Agreement shall be and this Agreement shall remain in full force and effect from the date of this Agreement through * (the “Initial Term”). Licensee shall have the option to extend the term of this Agreement for an additional period of eighteen (18) months (the “Renewal Term,” and together with the Initial Term, the “Term”).

3.             Grant of Kardashian Image License.

A.           In consideration of the remuneration to be paid to the Licensors pursuant hereto and subject to the conditions and limitations contained herein, each of the Licensors grants to Licensee the exclusive right and license during the Term and within the Contract Territory to use the Kardashian Image (as it relates to such Licensor) for the sole purpose of developing, manufacturing, advertising, promoting, selling, distributing and endorsing Products. Such license is sub-licensable by Licensee as it relates to the manufacture of Products; provided, that such manufacturer shall have signed a form of third party manufacturer’s agreement substantially in the form attached hereto as Exhibit B and incorporated herein by this reference; provided further, that any manufacturer’s good faith negotiation in keeping with industry standards and execution of an agreement that is more -favorable than such form shall not be deemed to be a breach of this Agreement. Licensee may distribute or sell the Products during the Term through any lawful channels of distribution, including any channels of distribution as reasonably approved by Licensors and created after the date of this Agreement. It is understood that Licensee shall not use the Kardashian Image for any other purpose or in connection with any items, other than as specified herein. Notwithstanding anything to the contrary contained in this Agreement, the Licensors and Kardashians agree and acknowledge that, commencing upon the Effective Date of this Agreement through and including the date that this Agreement expires by its terms or is terminated in accordance with the provisions hereof and within the Contract Territory, the Licensors and Kardashians shall be prohibited from granting any rights to use the Kardashian Image during the Term to any individual or entity for the purpose of developing, manufacturing, promoting, advertising, selling, distributing or endorsing Products. Notwithstanding the foregoing, at any time nail polish is included in Products and the * License is non-exclusive, the grant of the license herein to nail polish shall be exclusive except for the rights granted under the * License.

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

B.           The Licensors shall retain all right, title and interest in and to the Kardashian Image world-wide and in perpetuity which shall not be contested by Licensee nor shall Licensee assist others to do so. Other than as provided for herein, nothing in this Agreement shall give Licensee or any third party any interest or ownership right in the Kardashian Image. Licensee acknowledges the validity of the Kardashian Image and the secondary meaning associated with the Kardashian Image. Licensee acknowledges and agrees that all use of the Kardashian Image by Licensee and any goodwill generated by Licensee’s use of the Kardashian Image shall inure solely to the benefit of the Licensors. Licensee will ensure that no use of the Kardashian Image is unflattering or disparaging and that no statement is made that disparages any of the Licensors or any Kardashian; provided, that if any of the Licensors or Kardashians, or their respective representatives or agents, approves any proposed use of the Kardashian Image and the context in which such use will occur, then the Licensors and Kardashians covenant and agree not to object to such use of the Kardashian Image in such context during the Term. Licensee shall not join any name or names with the Kardashian Image so as to form a new mark, unless and until Licensee consents thereto in writing. Furthermore, the Licensors and the Kardashians shall not be prevented from using, permitting or licensing others to use the Kardashian Image in connection with the advertisement, promotion or sale of any product or service except as otherwise expressly restricted herein.

C.           Each Party agrees that it shall promptly notify the other Party in writing of any infringing use by any third party of the Kardashian Image in connection with Products within the Contract Territory of which such Party becomes aware. Each Party agrees to reasonably cooperate with the other Party in protecting and defending the Kardashian Image. Licensee shall use its reasonable business judgment to determine what action, if any, that it shall take on account of any such infringement; provided, that if Licensee prosecutes any action to prevent the continuation of any such infringing or dilutive use, Licensee shall pay all costs and attorneys’ fees to bring such action; provided further, that, upon Licensee’s written request, the Licensors shall, at Licensee’s expense, use commercially reasonable efforts to cause the Kardashians to, reasonably cooperate in such prosecution. Licensee shall consult with the Licensors regarding resolving infringing use by third parties of the Kardashian Image in connection with Products and in no instance shall any resolution diminish the value and marketability of the Kardashian Image, or, subject to the immediately following sentence, be a breach or basis for termination of the Agreement, and Licensee shall be entitled to any recovery thereunder subject to the terms of this Agreement. Notwithstanding anything in this Section 3.C. to the contrary, this Section 3.C. shall not apply to any claim or action in which such third party asserts any right or entitlement under or by reason of any actual licensing agreement with the Licensors or any of the Kardashians or any action or claim that arises from any breach by the Licensors of the exclusive rights granted to Licensee or other covenants and obligations in this Agreement.

D.           Under no circumstances does this Agreement grant or purport to grant to Licensee the right to use any logo, trademark, or service mark owned by any third party. Licensee agrees and acknowledges that it must obtain approval from the third party or parties, for the use of any such marks or insignias, and in the absence of such written approval, shall not make any use whatsoever thereof. Licensee agrees that it shall not knowingly utilize the Kardashian Image in any manner which would cause a breach of any agreements of the Licensors and/or the Kardashians of which Licensee has been made aware .

4.           Ancillary Services. To facilitate Licensee’s usage of the exclusive right and license to the Kardashian Image as provided herein, the Licensors agree to provide the ancillary services set forth below (the “Services”).

A.           As part of the Services to be rendered by the Licensors hereunder, the Licensors shall cause each Kardashian to: (i) appear at (a) a total of * Production Day appearances per Contract Period (and * additional Production Day per Contract Period if reasonably required (such additional day, the “Floating Photo Day”) in order to obtain a sufficient number of high quality photographs (“Beauty Shots”) for any Product packaging, posters, brochures, in-store displays, and/or any and other forms of print advertising and promotional materials to be produced by Licensee; provided that Licensee shall use commercially reasonable efforts to obtain a sufficient number of Beauty Shots for such purposes during the * Production Days of each Contract Period); (b) a total of * Marketing Day appearances per Contract Period; and (c) up to * additional Marketing Day Appearances for DRTV at any time during the Term; (ii) provide design input and consult with Licensee regarding Products; (iii) provide reasonable social media marketing support for Products including, without limitation, by (x) posting at least * per month on each of their respective verified * accounts (the contents and dates for which will be provided by Licensee, and reasonably approved by each Licensor, as part of a *); (y) posting at least * posts per month (the contents and dates for which will be provided by Licensee, and reasonably approved by each Licensor, as part of a *), on each of their respective official * accounts, that promote the Products; and (z) posting at least * posts per month (the contents and dates for which will be provided by Licensee, and reasonably approved by each Licensor, as part of a *), on each of their respective *, that promote *; (iv) provide a commercially reasonable number of references about * during * and (v) use commercially reasonable efforts to use and/or wear *. Without limiting the generality of any of the foregoing, if Licensee reasonably requests * by any of the Kardashians in addition to those required pursuant to this Section 4.A., then the Licensors shall cause the Kardashians to provide such * at a price to Licensee of *% of the price charged by such Kardashian/Licensor to an unaffiliated third party. Payments for any * shall be payable within thirty (30) days after the end of the calendar quarter in which such * is made. Licensee understands that no recommendations or consultation made by any of the Kardashians shall be deemed to be guarantees or warranties of any of them and that Licensee shall be solely responsible for the implementation, if any, thereof. In addition, Licensee understands that Licensee has no right to any personal or personally identifiable information the Licensors or the Kardashians may have about any of the users or viewers of their websites, blogs, tweets or Facebook accounts.

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

B.           A “Production Day” appearance shall be an in-person, no longer than * consecutive hours of appearance time in a twenty-four (24) hour period for the purpose of shooting photos for Product packaging, posters, brochures, in-store displays, and/or any and all such other forms of print advertising and promotional materials as Licensee may determine. A “Marketing Day” appearance shall be an in-person, no longer than * consecutive hours of appearance time in a twenty-four (24) hour period for an “on-air” appearance for the purpose of promoting Products. Scheduling of such appearances shall be as provided hereunder for in Section 4.C.(ii).

C.           For each appearance made by each Kardashian under this Section 4:

(i)           In the event that any Kardashian is required to travel more than thirty (30) miles from their respective principal place of residence in connection therewith, Licensee agrees to pay all reasonable *out-of-pocket expenses incurred by each Kardashian (including, but not limited to*, hotel accommodations, meals and ground transportation). Individual expenses exceeding One Thousand Dollars (USD $1,000.00) must be pre-approved in writing by Licensee; subject to the following provisions:

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

FOR US TRAVEL:

If * Kardashian is required to so travel, then she receives a * in first class and * in coach;

If * Kardashians are required to so travel, then each of such Kardashians receives a * in first class, and there shall be a total of * additional companions for such Kardashians, collectively, in coach;

If * Kardashians are required to so travel, then each of such Kardashians receives a * in first class, and there shall be a total of * additional companions for such Kardashians, collectively, in coach;

Provided, that if * travels with *, then an additional business class ticket is required.

FOR INTERNATIONAL TRAVEL:

If * Kardashian is required to so travel, then she receives a * in first class and * in business class;

If *Kardashians are required to so travel, then each of such Kardashians receives a * in first class, and there shall be a total of * additional companions for such Kardashians, collectively, in business class

If * Kardashians are required to so travel, then each of such Kardashians receives a * in first class, and there shall be a total of * additional companions for such Kardashians, collectively, in business class;

Provided, that if * travels with *, then an additional business class ticket is required.

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

(ii)            Licensee shall give the Licensors not less than thirty (30) days’ written notice of the time and place Licensee desires Kardashians to appear, which notice shall then be subject to acceptance/approval by the Licensors;

(iii)           Licensee shall provide each Kardashian with stylist, hair and makeup personnel in connection with each Kardashian Production Day or Marketing Day appearance. Each Kardashian may elect to use her own hair and make-up personnel and Licensee shall reimburse such Kardashian’s Licensor for such expense; provided, however, that if such election is made, Licensee shall have no obligation to reimburse such Licensor in an amount that is greater than * for such Production Day or Marketing Day; and

(iv)          Any Production Day and/or Marketing Day appearance agreed to by Licensor and scheduled in accordance with the provisions of this Agreement that is canceled  (except for any reason outside of Licensee’s reasonable control) and/or unused by Licensee shall be considered a fulfillment of a Production Day and/or Marketing Day obligation as set forth hereunder.

(v)           Each of the Licensors acknowledges and agrees that Licensee may photograph or capture live action footage (either A-roll or B-roll) of the Kardashians during any Production Day or Marketing Day for purposes of promoting the Products; provided, that any use of any such photography or footage shall be subject to the Licensors’ approval rights contained in Section 7.

(vi)           Neither the Licensors nor Kardashians shall be required to participate in any activities: (1) which are subject to federal or state securities laws, (2) which would impose a fiduciary duty upon the Licensors or Kardashians to Licensee’s members, (3) which would cause the Licensors or Kardashians to violate any laws, (4) which would or could cause injury to the Licensors or Kardashians or diminish the value of the Kardashian Image, or (5) which may subject any Kardashian to public disrepute. Neither the Licensors nor Kardashians shall receive any additional remuneration for such appearances (other than payment of expenses as provided herein). Licensee further understands that Licensee’s failure to utilize the Services of the Kardashians hereunder shall not result in any reduction in payments to the Licensors hereunder, nor may unused appearances in any Contract Period of one type be used or classified for another type or carried forward to any future Contract Period. The obligations of the Licensors to provide the services of Kardashians hereunder are subject to the condition that payments to the Licensors (which are not then the subject of a good faith dispute by Licensee) are current and up to date and Licensee is not otherwise in material breach of any provisions of this Agreement.

D.           If the Licensors confirm the Kardashians’ (or any of their) availability for any appearance and any Kardashian is unable to appear due to illness, injury or emergency, then as long as there is reasonable evidence of such illness, injury or emergency, such non-appearance shall not be a breach of this Agreement and neither any Licensor nor any Kardashian shall be responsible for any expenses incurred due to such non-appearance. In such event, the Licensors and Licensee shall attempt in good faith to reschedule the appearance date.

5.             Remuneration.

A.          During the Term of this Agreement and as consideration for the grant of rights and license to the Kardashian Image as set forth herein, for the Services of Kardashians required to be performed hereunder, and for the obligations undertaken by the Licensors and Kardashians herein, Licensee shall pay the Licensors, collectively, a royalty on all Wholesale Sales of all Products within the Contract Territory equal to *% of all Wholesale Sales of Licensed Products and *% of all Wholesale Sales of * (collectively, the “Royalty Payment”). Licensee agrees to pay the Licensors, collectively, a guaranteed minimum Royalty Payment (“Guaranteed Minimum Royalty Payment”) of * or, depending on the launch date of *, * in accordance with the following schedule, but subject to adjustment for inclusion of * as part of the Licensed Products, as provided in Section 5.F. below:

i.              Contract Period One: *;

ii.             Contract Period Two: *. If * have been developed and made available for sale by the commencement of Contract Period Two, the Guaranteed Minimum Royalty Payment for Contract Period Two shall be *;

iii.            Contract Period Three: *. If * have been developed and made available for sale by the commencement of the Contract Period Three, the Guaranteed Minimum Royalty Payment for Contract Period Three shall be *;

iv.            Contract Period Four: *. If * have been developed and made available for sale by the commencement of the Contract Period Four, the Guaranteed Minimum Royalty Payment for Contract Period Four shall be *.

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

B.           Licensee shall pay * to the Licensors, collectively, as a non-refundable advance payment (“Advance”) no later than seven days after the date of this Agreement. The Advance is non-refundable but recoupable from Royalty Payments payable or to be payable by Licensee to the Licensors pursuant to this Agreement. Notwithstanding the foregoing, in the event that this Agreement is terminated in Contract Period One by Licensee pursuant to the provisions of Section 12, the Advance shall be refunded by the Licensors, on a joint and several basis, to Licensee, prorated on a time basis from such effective termination date through the remainder of Contract Period One (e.g., if this Agreement is so terminated after one calendar quarter, then the Licensors, jointly and severally, shall be obligated to refund * and retain the other *).

C.           In addition to the Royalty Payment and the Guaranteed Minimum Royalty Payment, Licensee agrees to pay the Licensors, collectively, the Exit Fee within thirty (30) days after any Licensee Sale. For purposes of this Agreement, (i) “Exit Fee” means an amount equal to * of all Net Sale Proceeds; (ii) “Licensee Sale” means a sale of all or substantially all of Licensee’s assets relating to or used in connection with the Products, or a * which occurs at any time during the Term or within * months thereafter; (iii) “Net Sale Proceeds” means the total consideration and all economic benefits actually received directly or indirectly by the Licensee and/or its shareholders and/or their respective affiliates in connection with a Licensee Sale, less an amount equal to the sum of (a) the total reasonable expenses incurred by Licensee and its shareholders in connection with such Licensee Sale (including, without limitation, reasonable attorneys’ fees and other selling expenses and commissions) and (b) if such Licensee Sale is in the form of a *, the total liabilities of Licensee that are satisfied out of such amounts received by Licensee at or around the closing of the Licensee Sale. The total consideration and economic benefits to be received directly or indirectly by Licensee, the shareholders of Licensee and/or their respective affiliates as a result of a Licensee Sale include but shall not be limited to: *, all liabilities, whether recorded or unrecorded such as bank debt or pension liabilities assumed or paid by the purchaser (including but not limited to accounts payable, accrued employee wages and benefits), all operating assets retained by Licensee or any shareholder of Licensee (except cash) including but not limited to * to the extent such payments exceed the fair market value of services provided, non-competition agreements, and stock or other securities or equity that are received in exchange for Licensee’s assets or *. The portion of the Exit Fee attributable to contingent payments including but not limited to earnouts and/or royalties (i.e., financial instruments or agreements whose value at closing cannot be determined due to their being based solely on future performance) may be deferred by Licensee, in its sole and absolute discretion, until the contingent payments are received. If the value of the consideration provided in the definitive Licensee Sale agreement (the “Stated Consideration”) is expressed to be subject to adjustment, which adjustment cannot be determined at the closing of the Licensee Sale, then a provisional Exit Fee based on the Stated Consideration shall be paid to the Licensors at the closing of the Licensee Sale. When the value of the adjustment is finally determined, the difference between (x) the provisional amount paid to the Licensors on account of the Exit Fee as aforesaid; and (y) the Exit Fee actually payable, as determined by reference to the adjusted consideration, shall (in the case of a shortfall) be paid to Licensee or (in the case of an excess) refunded by Licensee.

D.           Payment of each Contract Period’s Guaranteed Minimum Royalty Payment shall be made in equal installments and each installment shall be paid on a quarterly basis (payable within thirty (30) days after the last day of each three (3) month period of such Contract Period) (such 3-month period, a “Contract Quarter”).

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

E.           Licensee shall make and keep full and accurate books and records showing the number of each of the Products and monetary value exploited, sold by or on behalf of Licensee during the Term and the Wind Down Period along with the number of Products returned. Within thirty (30) days after the end of each Contract Quarter, Licensee shall provide to the Licensors a written report setting forth the number of each of the Products sold and returned and credits during that Contract Quarter along with the amount of Wholesale Sales collected, and all other information reasonably required to calculate the payment due as a result of the sales of such Products. Upon receipt of the written report, the Licensors shall instruct A.P.A. or their then current representative to generate an invoice. Within five (5) business days of Licensee’s receipt of an invoice from A.P.A., Licensee shall pay the Licensors the payment of the amounts shown to be due, it being understood that any failure or delay in generating or delivering an invoice shall not affect the Licensors’ rights to receive the amounts due. For the avoidance of doubt, if any such invoice is delivered with respect to any Contract Quarter after the Guaranteed Minimum Royalty for such Contract Quarter has been paid, then such invoice shall not require payment of any amounts by Licensee other than that portion of actual royalties for such Contract Quarter that exceed the Guaranteed Minimum Royalty for such Contract Quarter. During the Term of this Agreement and for a period of one (1) year after the last such month in which Licensee is obligated to pay Royalty Payments or the Exit Fee to the Licensors hereunder, the Licensors or their duly authorized representative(s), shall have the right, at their sole expense and upon reasonable notice to Licensee, to examine, review and copy such books and records, at the principal place of business of Licensee in order to account for, confirm and/or verify Royalty Payments or Exit Fee payments, sales or other distributions or dispositions related to or otherwise affecting the Products, including the amount of Royalty Payments due and owing, the accuracy of any and all reports produced by Licensee to the Licensors pursuant to and in accordance with this Agreement. In the event that an underpayment is discovered in calculation of the amount of Royalty Payments or Exit Fee payments payable to the Licensors, Licensee shall promptly thereafter pay to the Licensors the amount of underpayment, as the case may be, within thirty (30) days after written notification is provided to Licensee; provided, that in the event an overpayment is discovered in calculation of the amount of Royalty Payments, then Licensee shall have the right to set off such overpayment against future Royalty Payments or Exit Fee Payments until Licensee recoups an amount equal to such overpayment; provided further, that if such overpayment is with respect to an Exit Fee Payment, then Licensor shall promptly refund such overpayment to Licensee. Any underpayment by Licensee based upon an error in such calculation shall not be deemed to be breach of this Agreement so long as the calculation is made in good faith. If any underpayment by Licensee for a period examined by Licensee is 5% or more, Licensee shall pay the Licensors’ reasonable out-of-pocket expenses and costs with respect to such examination. The Licensors’ receipt of any royalty statement, Royalty Payment or Exit Fee payment does not preclude them from challenging the correctness of such Royalty or Exit Fee statement.

F.           In the event that * is included in the Products (i.e., after the * License ceases) during Contract Period Two, Contract Period Three, Contract Period Four, then the Guaranteed Minimum Royalty Payments shall be * or * (including, *), * or * (including *), and * or * (including *), respectively, for Contract Period Two, Contract Period Three and Contract Period Four; provided, than in any such case, such Guaranteed Minimum Royalty Payments shall be prorated for such Contract Period based on the number of days remaining in such Contract Period. In the event there is a Renewal Term, then the Guaranteed Minimum Royalties for the Renewal Term shall be * for the Products, * if * are included, and * if * and * are included. The Licensors shall have the right and option (the “Option”), exercisable for a period of thirty (30) days after the date of this Agreement, by delivering written notice thereof to Licensee, to exchange all of their rights under Section 5.C of this Agreement for 10,000,000 shares of restricted common stock, or warrants (which shall provide for cashless exercise thereof) to purchase 10,000,000 shares of common stock, of the parent company of Licensee (the “Parent Company”), representing at least *% of the common stock of the Parent Company, on a fully diluted basis, as set forth on the pro forma cap table of the Parent Company attached to this Agreement as Appendix I (the “Equity Securities”), at the fair market value of such common stock at such time (the “Exercise Price”). The Equity Securities will be issued within 30 days after the delivery of such written notice. The Equity Securities (or shares underlying the Equity Securities), when issued to the Licensors, shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, security interests, charges or other encumbrances. Any warrants issued pursuant to the exercise of the Option shall be exercisable for a period of ten years from the grant date of such warrants. In the event of any merger, recapitalization, exchange, stock dividend or other extraordinary or capital event with respect to the Parent Company which occurs at any time between the date of this Agreement and effective exercise date of the Option, the Equity Securities (or shares underlying the Equity Securities) and the exercise price for any warrants shall be equitably adjusted; in the event of any merger, recapitalization, exchange, stock dividend or other extraordinary or capital event with respect to the Parent Company which occurs at any time between the issuance of the warrants (if warrants are elected pursuant to the Option) and effective exercise date of the warrants, the shares underlying the warrants and the exercise price of the warrants shall be equitably adjusted. Within thirty (30) days after the exercise of the Option, the Licensors and Licensee shall enter into a written amendment to this Agreement (in form and substance mutually agreed by the Licensors and Licensee) which shall provide, among other things, as the material terms thereof, that (x) the Licensors shall forfeit (I) their rights to the Exit Fee and (II) any of their rights to remuneration for * provided in Section 4.A, (y) Licensee shall forfeit its right to the Floating Photo Day, and (z) the Licensors shall provide to Licensee the suite of services set forth on Appendix II attached hereto (the “Option Services”), and that Licensee may provide to Parent Company the promotional benefits of the Option Services in exchange for the Equity Securities in the form (e.g., warrants or restricted stock) determined by the Licensors; provided, that the Parties may mutually agree that the Option Services and related transactions may take a different form of documentation than such amendment and may involve the Parent Company as a party to such documentation (such amendment or alternative documentation, together with the warrants, the “Option Documents”). Such amendment shall be coterminous with, and shall not extend the term of, this Agreement and shall continue in the case of the Renewal Term for the same duration. Upon the exercise of the Option, Section 5.C and all references in this Agreement to the Exit Fee immediately shall cease to be of any further force or effect. For the avoidance of doubt, in the event that the Licensors elect not to exercise the Option, then the provisions of Section 5.C. of this Agreement and all references to the Exit Fee shall remain in full force and effect.

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

6.             Kardashians’ Security. Licensee agrees and acknowledges that it shall, at its sole cost and expense, take all necessary and reasonable precautions during any Production Day or Marketing Day including, but not limited to providing first class security personnel, airport greeters and other measures as reasonably required by the Licensors.

7.             Prior Approval. The Licensors shall be entitled to approve, as well as disapprove, of any images, live action footage or other uses of the Kardashian Image that would in the Licensors’ or Kardashians’ sole judgment impair the value and marketability of the Kardashian Image or subject the Kardashians to public ridicule or scorn. Additionally, Licensee agrees that no use of the Kardashian Image or any item used in connection therewith, and any other means of endorsement by the Kardashians will be made hereunder without the written approval of Licensors prior to any public release. The Licensors shall provide Licensee specific grounds for any disapproval within seven (7) business days of the Licensors’ receipt of an intended use of the Kardashian Image. Any items or matters submitted to the Licensors for their approval which are not disapproved within seven (7) business days after the Licensors’ receipt thereof shall be deemed approved hereunder. The Licensors’ approvals pursuant to this Agreement shall not be withheld unreasonably and Licensors shall cooperate with Licensee in connection with the approval of any items or matters hereunder.

8.             Quality Control and Samples.

A.           The license granted hereunder is conditioned upon Licensee’s full and complete compliance with the marking provisions of the trademark, patent and copyright laws of the United States and other countries in the Contract Territory where Products are then being sold. Licensee further agrees that the Products, as well as all promotional, packaging and advertising material relative thereto, shall be developed, manufactured, distributed, advertised and sold in accordance with all laws, rules and regulations applicable in the countries in which Products are sold, shall contain all notices, labels, instructions, legends as may be required by any applicable law or regulation, and Licensee shall otherwise be in compliance therewith in all respects. Licensee further agrees to include all appropriate legal notices as required by the Licensors.

B.           The Products shall be of a high quality which is at least equal to comparable products manufactured and marketed by Licensee and in conformity with a sample approved in writing by the Licensors pursuant to Section 7.

C.           Upon written notice by the Licensors to Licensee that Products and/or the advertisements associated with Products fall below the standards referenced within this Agreement or as previously approved by the Licensors, Licensee shall restore such quality. In the event that Licensee fails to take such steps to restore the quality and has not restored such quality within fifteen (15) days after written notification by the Licensors, the Licensors shall have the immediate right to terminate this Agreement; provided that, in the event that the restoration of such quality will reasonably take more than fifteen (15) days, Licensee shall still have the opportunity to restore such quality (and the Licensors shall not have the right to terminate this Agreement) so long as Licensee commences good faith efforts to do so within ten (10) days after written notification by the Licensors and thereafter diligently pursues such remedy to completion; provided that, in any event, such quality is restored in within sixty (60) days after notification by the Licensors.

D.           Licensee shall, at Licensee’s sole cost, provide the Licensors with a reasonable amount of Products for the Kardashians’ personal use.

9.             Development/Marketing Commitment.  The Licensors and Licensee acknowledge that the Kardashian Image has significant commercial value and is highly marketable, and that the marketing by Licensee of the Kardashian Image in connection with the development, manufacture, distribution, advertisement, promotion, sale and endorsement of Products is in the best interest of both Parties. In furtherance of such acknowledgement, Licensee hereby agrees that, during the Term, it shall use reasonable best efforts to develop, promote, market, sell and distribute Products. Licensee’s obligations herein include but are not limited to: (i) implementation of design, sourcing, and manufacturing of all SKU’s of Products, (ii) selling Products into retailers, (iii) financing all aspects of the Products development including but not limited to production, formulation, testing and Product fulfillment and (iv) providing all “back office” support including but not limited to shipping, vendor compliance, accounting and invoicing. Additionally, during each Contract Period of this Agreement, Licensee agrees to budget for and pay towards the advertising, promoting and marketing of Products a minimum amount equal to *% of the prior Contract Period’s annual Wholesale Sales.

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

10.           Warranties and Additional Covenants.

A.           The Licensors warrant and represent to Licensee that neither they nor any Kardashian is a party to any oral or written agreement, contract or understanding, which grants to any other entity or person a right or license to use the Kardashian Image in connection with the advertisement, promotion or endorsement of any Products or would prevent, limit or hinder the performance of any of its obligations under this Agreement.

B.           Nothing contained in this Agreement shall prevent the Kardashians from appearing in the entertainment, news or information portion of any radio, television, motion picture, media, charity or other entertainment or philanthropic program or event, and there shall be no restrictions on the Kardashians’ participation in merchandising or commercial tie-ups or tie-ins related thereto to the extent these activities do not violate the exclusivity granted herein nor shall the Licensors or the Kardashians be deemed to be in contravention or breach of this Agreement as a result of such appearance, merchandising or commercial tie-ups or tie-ins. For the avoidance of doubt, there shall be no royalties payable on any merchandise sold together with Products as a commercial tie-in or tie-up.

C.           Licensee shall not have any right to use the Kardashian Image in connection with any sale or barter of merchandise other than Products.

D.           Each Party acknowledges and agrees that (i) all copyrights and trademarks used in connection herewith that are owned by a Party shall be and remain the sole and complete property of such Party; (ii) the other Party shall not at any time acquire or claim any right, title or interest of any nature whatsoever in any such copyright or trademark by virtue of this Agreement; (iii) the other Party shall not contest or assist others to contest the validity of all such copyrights and trademarks; and (iv) it will not incur or create any expenses chargeable to the other Party.

E.           Licensee shall be the owner of all right, title and interest in or to any and all Product IP Rights.

F.           Each of the Licensors covenants and agrees during the Term that it shall, and shall cause each of the Kardashians to, create and maintain a hyperlink from their respective primary websites to the website created by or for Licensee to market and sell the Products.

G.           The Licensors shall, and shall cause the Kardashians to, use commercially reasonable efforts when possible and appropriate, in the Kardashians’ sole discretion, to mention the Products during public appearances.

H.           The Licensors shall, and shall cause the Kardashians to, comply with all endorsements and celebrity spokespersons, it being understood that any action taken in compliance with such rules shall not be a breach of any term or condition hereunder (including but not limited to if such rules would restrict or prohibit a Kardashian from performing as requested by Licensee or as otherwise required hereunder).

I.            Licensee shall operate its business in accordance with applicable laws, rules and regulations.

11.           Right of Termination by the Licensors. The Licensors shall have the right, without prejudice to any other rights or remedies the Licensors may have, to terminate this Agreement immediately upon written notice to Licensee if:

A.           Licensee is adjudicated as insolvent or declares bankruptcy;

B.           Licensee fails in any obligation to make timely payments due the Licensors pursuant to this Agreement and any such payment is not received within ten (10) business days after Licensee’s receipt of the written notice of such failure from the Licensors;

C.           Licensee breaches any other material term of this Agreement, which breach Licensee has failed to cure within thirty (30) days after Licensee’s receipt of the Licensors’ written notice of such breach;

D.           Licensee makes or publishes any statement (or allows the making or publishing of any statement) which disparages or defames any of the Licensors or the Kardashians (or any of their family members) or subjects any of the Kardashians or any of their family members to ridicule, contempt or scorn;

E.           Licensee discontinues any material portion of its business operations for a period of at least sixty (60) days, other than for ordinary course seasonal stoppages or any such discontinuation that is the result of a Force Majeure Event.

F.           The Licensors exercise the Option (as provided in Section 5.G) and Licensee and/or Parent Company, as the case may be, fail to enter into the Option Documents within the time stated in such Section 5.G; provided, that the Licensors shall not have the right to terminate pursuant to this Section 11.F if Licensee/and or Parent Company, as the case may be, have acted in good faith to deliver, finalize and execute the Option Documents, which shall reasonably reflect the terms contemplated in Section 5.G and Appendix II attached hereto within the thirty (30) day time period contemplated in Section 5.G.

G.           Upon termination by the Licensors, in addition to any other remedies available to the Licensors, Licensee shall accelerate and immediately pay to the Licensors, collectively, any unpaid Guaranteed Minimum Royalty Payments and any Royalty Payments that are due or would have become due during the remainder of the Term had the Agreement not been earlier terminated.

12.           Right of Termination by Licensee. Licensee shall have the right, without prejudice to any other rights or remedies Licensee may have, to terminate this Agreement immediately upon written notice to the Licensors if:

A.           Any Kardashian commits any act that results in an indictment, or conviction of a felony or results in a charge, indictment, or conviction of any misdemeanor involving a controlled substance;

B.           Any Kardashian (i) engages in conduct that brings her into public disrepute, contempt, scandal or ridicule, or that shocks or offends (“Offending Conduct”) a significantly sized group of the community and (ii) such conduct results in a material number of orders for Products being cancelled. Licensee agrees and acknowledges that the content of  “Keeping up with the Kardashians,” “Khloe and Lamar” and “Kourtney and Kim take New York” is not to be considered Offending Conduct hereunder;

C.           Any Kardashian dies. Notwithstanding the foregoing, in the event of the death of any of the Kardashians, Licensee may elect not to terminate this Agreement, but instead may continue this Agreement on the same terms and conditions contained herein other than a corresponding ratable reduction in the Guaranteed Minimum Royalty Payments due hereunder (i.e., a * reduction in all Guaranteed Minimum Royalty Payments if any one Kardashian dies);

D.           Any Licensor or Kardashian makes any public statement (written or oral) that materially disparages Licensee; or

E.           Any Licensor breaches any material term of this Agreement, which breach the Licensors fail to cure within thirty (30) days after the Licensors’ receipt of Licensee’s written notice of such breach.

F.           Upon termination of this Agreement by Licensee under this Section 12, the Licensors shall not be entitled to any unpaid Guaranteed Minimum Royalty Payment or Royalty Payment hereunder, other than amounts earned or accrued to date, including but not limited to the Guaranteed Minimum Royalty Payment for the then current Contract Period, prorated through the effective termination date.

13.           No Right to Use Image upon Expiration or Termination. Licensee acknowledges and agrees that upon and after the expiration or earlier termination of this Agreement, it shall not be entitled to, and shall not, make use of or deal with any of the rights granted by the Licensors herein including right to use the Kardashian Image, or any print advertisements, other advertising or promotional or other materials (or any parts or portions thereof) that contain the Kardashian Image, in any manner whatsoever; provided that, for a period of six (6) months following the expiration of this Agreement or early termination of this Agreement by Licensee pursuant to Section 12, Licensee shall have the non exclusive right to utilize the Kardashian Image in connection with the winding down of its business related to the Products (“Wind Down Period”), which shall include but not be limited to the completion of work-in-process and the sell-off of Product inventory in accordance with the provisions of this Agreement, including but not limited to Licensee’s accounting for sales of Products and the payment of Royalties pursuant to Section 5. At the conclusion of the Wind Down Period, the Licensors shall have the right, but not the obligation, to purchase any remaining Product inventory at cost and at a fair and reasonable discount for any such inventory which is not current or in first quality condition.

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

14.           Representations and Warranties; Indemnity.

A.           Each of the Parties hereby represents and warrants to the other Party as follows:

(i)             It has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it was organized;

(ii)            It has the power and authority to enter into and perform this Agreement;

(iii)           This Agreement has been duly authorized by all necessary action on its part and has been duly executed and delivered on its behalf by an individual authorized to do so; and

(iv)           It has not entered into any other agreement, contract or obligation, and is not subject to any order, decree or ruling, which would prohibit or constrain it from performing its obligations under this Agreement.

B.           Each of the Licensors represents and warrants that (i) it has all rights necessary to enter into this Agreement and grant the rights to Licensee granted herein and (ii) the Kardashian Image itself will not infringe any trademark or other intellectual property rights of any third party (it being understood that the Licensors are not making any representations or warranties as to the use of the Kardashian Image when combined with other creative materials or intellectual property).

C.           Licensee agrees to defend, indemnify and hold each of the Licensors and Kardashians and their respective affiliates and associates (as such terms are defined in the Securities Exchange Act of 1934, as amended) and all their respective officers, directors, employees, agents, and attorneys (collectively, the “Indemnified Parties”) harmless from and against any and all claims of third parties (and liabilities, judgments, penalties, losses, costs, damages and expenses resulting therefrom, including reasonable attorneys’ fees and costs) whether or not a suit is instituted and if instituted, whether at the trial or appellate level, arising from (i) the production, distribution, or other use by Licensee of the Kardashian Image in connection with Products pursuant to this Agreement, including claims of false advertising, (ii) a breach by Licensee of any warranty, representation, covenant, promise or undertaking made by Licensee hereunder, (iii) the development, manufacture, distribution, marketing, promotion, sale or other exploitation of the Products or the purchase or use thereof by any consumer; (iv) any claims or representations made by Licensee, (v) the operation of Licensee’s business, and/or (vi) any acts or omissions by Licensee, including but not limited to any violations of law; except, in the case of each of clauses (i)-(vi), for any such claims only to the extent arising from the gross negligence or willful acts of one or more of the Indemnified Parties or a breach of the Licensors’ representations or warranties contained in Section 14.B. Licensee’s obligations set forth above are in addition to any other liability it may otherwise have hereunder and shall be independent of its obligations under any other provision of this Agreement.

D.           The Licensors agree, jointly and severally, to defend, indemnify and hold Licensee, and its respective affiliates and associates (as such terms are defined in the Securities Exchange Act of 1934, as amended) and their respective officers, directors, members, managers, employees, agents, and attorneys harmless from and against any and all claims of third parties (and liabilities, judgments, penalties, losses, costs, damages and expenses resulting therefrom, including reasonable attorneys’ fees and costs) whether or not a suit is instituted and if instituted, whether at the trial or appellate level, arising out of or in connection with any breach of any of the Licensors’ or Kardashians’ representations, warranties, obligations, covenants or agreements herein, except in each case to the extent any such claim arises from the gross negligence, intentional misconduct or violation of law or breach of any representation, warranty or covenant by any of the indemnified parties. The Licensor’s obligations set forth above are in addition to any other liability it may otherwise have hereunder and shall be independent of its obligations under any other provision of this Agreement.

15.           Insurance. Licensee shall, throughout the Term of this Agreement and for at least two (2) years thereafter, obtain and maintain at its own cost and expense from a qualified insurance company acceptable to Licensor a general liability insurance policy including, without limitation, coverage for products liability and personal injury, naming each of the Licensors and the Kardashians as additional named insured. Such policy shall provide adequate protection with a limit of liability (in addition to costs of defense) of not less than Two Million Dollars ($2,000,000.00) per occurrence and Four Million Dollars ($4,000,000.00) in the aggregate, insuring, without limitation, against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of Products or any material used in connection therewith or any use thereof. A certificate of insurance evidencing such coverage shall be furnished to the Licensors within ten (10) days of the full execution of this Agreement. The insurance described in this Section is understood to be primary and is not subject to contribution by any other insurance which may be available to the Licensors. Such insurance policy shall provide that the insurer shall not terminate or materially modify such policy or remove any of the Licensors or Kardashians as additional insureds without prior written notice to the Licensors at least thirty (30) days in advance thereof. Failure to timely obtain insurance shall be considered a material breach of this Agreement and shall give Licensors the right to terminate the agreement on written notice to Licensee, if Licensee has failed to cure such breach within ten (10) days of Licensee’s receipt of notice thereof.

16.           Force Majeure.  If either Party is prevented from carrying out any of its obligations hereunder (other than payment of money) as a result of any act of God, strike, fire, storm, riot, war (whether declared or not), pandemic, epidemic, embargo, import control, international restriction, shortage of transport facilities, any order of any international or national authority, any court order, any requirement of any regional or municipal or other competent authority, or in any other circumstances whatsoever which are not within the reasonable control of such Party, that Party shall be deemed to have its obligations to perform hereunder suspended to the extent that and for as long as it is so prevented from so performing by the event of Force Majeure. To that extent, this Agreement shall be deemed to have been suspended for the period concerned. If such suspension continues for a period of longer than 90 consecutive days, the other Party may terminate this Agreement by written notice.

17.           Good Faith and Fair Dealing, The Parties agree that their rights, duties and obligations will be subject to a duty of good faith and fair dealing on the part of each Party.

18.           Waiver. The failure at any time of either Party to demand of the other strict performance of any of the terms, covenants or conditions set forth herein shall not be construed as a continuing waiver or relinquishment thereof, and either Party may, at any time, demand strict and complete performance by the other of such terms, covenants and conditions. No waiver is valid unless in writing signed by both Parties.

19.           Severability. If any provision of this Agreement shall be declared illegal, invalid, void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby so long as the material benefits of the Agreement as bargained for by each Party remain substantially unimpaired.

20.           Section Headings. Section and other headings and captions contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

21.           Payments. Licensee may elect to have payments made by check, wire transfer or bank transfer. Past due payments hereunder (including the making of underpayments) shall bear interest at the lesser of 1.5% per month, or the maximum interest rate allowable by law; such interest shall accrue from the date of non-payment.

22.           Notices. Any notice, request, request for approval, instruction or other document to be given hereunder by any Party to another Party hereto shall be in writing, and shall be deemed duly given and received when same is delivered personally or when sent by confirmed fax, email, or three (3) days after same is sent by air courier, as follows:

(a)           If to Licensee:

BOLDFACE Licensing + Branding
1945 Euclid St.
Santa Monica, CA 90404
Fax: 310-581-4652
Attn: Nicole Ostoya

With a copy to:	Eisner, Kahan & Gorry,
a Professional Corporation
9601 Wilshire Blvd., Suite 700
Beverly Hills, CA 90210
Fax: 310-855-3201
Attn: Joseph O’Hara, Esq.

(b)           If to the Licensors:

Khlomoney, Inc.

*

Kimsaprincess, Inc.

*

2Die4Kourt, Inc.

*

With a copy to:	*

and

*

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Any Party may change the address to which notices are to be sent by giving notice of such change to the other Parties in the manner herein provided for giving notice.

23.           Third Parties. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person, corporation or other entity other than the Parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

24.           Assignment/Delegation.  Except as otherwise provided elsewhere in this Agreement, none of the Licensors or Licensee shall assign or delegate their rights and obligations under this Agreement without the prior written consent of the other Party, such consent can be withheld for any reason whatsoever; however, each of the Licensors shall have the right to assign its financial benefits hereunder without the necessity of obtaining Licensee’s consent, and Licensee hereby consents to such assignment, provided that the Licensors continue to perform their obligations hereunder.

25.           Entire Agreement. As of the effective date hereof, this Agreement shall constitute the entire understanding between Licensors and Licensee and cannot be altered or modified except by an agreement in writing, signed by both Parties. Any previous agreements between the Parties shall have no further force and effect.

26.           Confidentiality. Except as may be required by any applicable law, government order or regulation, or by order or decree of any court of competent jurisdiction, the Licensors and Licensee agree to hold all non-public, proprietary or confidential information and materials provided to each other, and the terms of this Agreement strictly confidential and shall not disclose such information and materials to any third party (except to a Party’s business advisors, legal counsel, tax advisors, and the like and, with respect to the terms of this Agreement only, as reasonably required of Licensee, to any third party retailers of the Products) without the prior written consent of the other Party. Notwithstanding the foregoing, with regards to obligations of nondisclosure or limitations as to use, no Party hereto shall have any liability to the other Party with respect to the disclosure and/or use of any information or materials which one Party can establish to have (i) become publicly known without breach of this Agreement; (ii) been known to such Party, without any obligation of confidentiality, prior to disclosure of such information by the other Party; or (iii) been received in good faith by such Party from a third party source having the right to so disclose. No press releases, publicity statements or other information regarding this Agreement shall be released by any Party without the prior written approval of the other Party.

27.           Dispute Resolution/Governing Law.

A.           This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed within such state. All claims, disputes and other matters arising out of or relating to this Agreement shall be submitted to, and determined by, binding arbitration in accordance with Judicial Arbitration and Mediation Services (JAMS) and, subject to the next sentence, in accordance with its Commercial Rules as then in effect if the Parties are unable to settle the matter through good faith negotiations within 30 days of the date from which such claim, dispute or other matter arose. Without limiting the generality of the foregoing, if the amount in dispute is less than $3,000,000, such arbitration shall be before a single arbitrator; if the amount in dispute is at least $3,000,000, the arbitration shall be before a panel of three (3) arbitrators. The arbitration shall take place in Los Angeles, California. Notwithstanding the foregoing, nothing herein shall restrict or limit a Party from seeking or obtaining injunctive relief as provided herein.

B.           The Parties hereto recognize that a breach of any of the covenants and agreements contained herein regarding the licensing or use of the Kardashian Image will cause irreparable harm and that monetary damages alone will not be sufficient to cure any resultant harm to the injured Party. Therefore, the Parties agree that in the event of any actual or threatened breach by the Licensors, on the one hand, or by Licensee, on the other hand, during the Term hereof or after the termination or expiration of the term hereof, of any of the covenants and agreements contained herein relating to the licensing or use of the Kardashian Image, the other shall be entitled, in addition to such other rights and remedies which may be available to such party or parties at law or in equity, to injunctive relief, without being required to give any notice, to show actual damages, or to post any bond or other security, against any such actual or threatened breach.

28.           Survival. Notwithstanding termination or expiration of this Agreement, for any reason whatsoever, the conditions and provisions of this Agreement contained in Sections 3.B, 5.C-E, 11.F, 12.F, 13, 14.C-D, 15, and 18-31 shall continue and survive.

29.           Authorization. Each of the Parties signing this Agreement represents and warrants to the other that he/she has the authority to enter into this Agreement on behalf of the Parties they represent.

30.           Interpretation. In the event any claim is made by either Party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or his, her or its counsel.

31.           Multiple Counterparts and Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement may be executed by facsimile and such signature shall be valid, legal and binding.

Remainder of page left intentionally blank

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BOLDFACE Licensing + Branding

By:	/s/ Nicole Ostoya
Name: Nicole Ostoya
Title: CEO

2Die4Kourt, Inc.

By:	/s/ Kourtney Kardashian
Name: Kourtney Kardashian
Title: Principal

Kimsaprincess, Inc.

By:	/s/ Kim Kardashian
Name: Kim Kardashian
Title: Principal

Khlomoney, Inc.

By:	/s/Khloe Kardashian
Name: Khloe Kardashian
Title: Principal

Exhibit A

Retailers

*

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Exhibit B

THIRD PARTY MANUFACTURER’S AGREEMENT

This Third Party Manufacturer’s Agreement (“Agreement”) is entered into this ______________ day of ___, 2012, by and between ___________ (“Manufacturer”) and BOLDFACE Licensing + Branding (“Licensee”).

Recitals

A.            WHEREAS, Licensee, on one hand, and 2Die4Kourt, Inc., Kimsaprincess, Inc. and Khlomoney, Inc. (collectively, the “Licensors”), on the other hand, entered in that certain License Agreement dated May 9, 2012 (the “License Agreement”), pursuant to which Licensors licensed to Licensee the right to manufacture and sell certain goods bearing certain assets of Licensors (the “Property”);

B.             WHEREAS, the Licensors are owned by Kourtney Kardashian, Kim Kardashian and Khloe Kardashian, respectively (collectively, the “Kardashians,” and each individually, a “Kardashian”); and

C.             WHEREAS, Licensee wishes to have Manufacturer manufacture the goods bearing the Property (the “Products”), and Manufacturer wishes to accept such obligation pursuant to the terms hereof.

NOW, THEREFORE, for and in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Agreement

1.              Definitions.

(a)           “Products”. The “Products” shall consist of foundation, concealer, primer, powder, blush, bronzer, face tints, gel blush, eye shadow and powder, eye liner, mascara, highlighter or shimmer, lip liner, lip gloss, lipstick, lip tints, palettes, body shimmer, cosmetic brushes, tweezers, foundation prepping facial masks, makeup remover and makeup removing wipes, nail polish, nail polish remover, cosmetic tools and edible body creams, body preparations, and massage oils.

(b)           “Property”. The “Property” shall consist of the trademark “Kardashian” and each Kardashian’s name, fame, nickname, initials, autograph, voice, video, film portrayals or performances, photograph, likeness and image or facsimile image, and any other likeness of, or means of endorsement by, each Kardashian used in connection with the advertising, promotion and sale of goods, products or services.

2.             Manufacture. Manufacturer shall manufacture for Licensee the Products pursuant to the specifications provided to Manufacturer. Manufacturer shall not manufacture or produce any items bearing any of the Property unless such production is exclusively for, and only delivered pursuant to the written directions of Licensee. Manufacturer agrees to carry out its obligations in accordance with, and shall be bound by, any and all applicable terms of the License Agreement. Manufacturer may not sublicense the Property or delegate any of its obligations hereunder without the prior written consent of Licensee.

3.             Inspection.

(a)           Licensee or any of its agents or representatives may inspect the Products, and any packing or packaging materials (collectively, the “Materials”) at any stage of any production, assembly, packaging, boxing or shipping process, and as well as personally pull samples from any production, assembly, packaging or boxing line during all shifts at any of the manufacturing facilities utilized for the production of Products and/or Materials, and/or Manufacturer’s places of business (the “Production Facilities”).

(b)           Licensee or any of its agents or representatives shall have access to the Production Facilities during any scheduled production time for the Products and/or Materials, and all stages of their production. A suitable inspection station shall be made available at the Production Facilities in order for Licensee or its agents or representatives, as the case may be, to accomplish the inspection as herein described, and Manufacturer shall make available its employees and agents for consultation to assist in this inspection program.

(c)           This inspection right may be exercised from time to time and at any time throughout the term of this Agreement.

(d)           No such inspection or any approval therefrom by Licensee or any of its agents shall be or constitute a waiver of Manufacturer’s responsibility to make all Products and/or Materials in accordance with the specifications delivered to it by Licensee, and Manufacturer shall remain liable for any defect in or non-conformity to the specifications and all damage caused thereby.

(e)           Should Licensee or any of its agents or representatives determine that any of the Materials fail to conform to the specifications provided by Licensee, it shall be the obligation of Manufacturer to bring such Products and/or Materials into conformity and no such Products and/or Materials shall be distributed unless and until they comply with the specifications therefore in all material respects.

4.             Termination of License Agreement. Manufacturer understands that the right of Licensee to contract for the manufacture of Products bearing the Property is based upon the rights it derives under the License Agreement. Licensee may deliver written notice to Manufacturer of the termination or expiration of the License Agreement. Manufacturer shall immediately thereafter cease production and distribution of the Products and, within three (3) business days thereafter, shall prepare a detailed accounting of its workings with Licensee. Such accounting shall detail, among other information, the quantity and design/style of all finished product, the location of such finished product (i.e., delivered (to whom and when), in inventory, in progress (at what stage)), the amount of raw materials ordered, delivered and used, the location of all drawings, materials or other items bearing the Property, and such other information as may be requested. The information in such report shall be certified by an officer of Manufacturer as being true and correct. A copy of this report, as certified, shall be delivered to Licensee.

5.             Rights. Manufacturer hereby acknowledges that nothing herein shall be construed to convey to Manufacturer any rights in the Products, the Property, or to any name, logo, or other identifier of any of the Licensors. Additionally, Manufacturer shall not make or sell any item bearing any name, logo or other identifier of any of the Licensors, other than as specifically allowed for herein.

6.              Compliance With Laws. Manufacturer shall comply, at its own expense, with all laws, ordinances, rules, regulations and other requirements of all governmental units or agencies having jurisdiction, whether in the place of manufacture or distribution, including, without limitation, laws, rules, regulations or other requirements concerning child or forced labor, fair labor standards, and product labeling. Manufacturer shall provide Licensee with written proof of compliance upon Licensee’s written request.

7.              Confidentiality. Manufacturer covenants and agrees to keep the terms and existence of this Agreement confidential.

8.              Indemnification; Insurance.

(a)           Licensee agrees to defend, indemnify and hold Licensee and each of the Licensors and their respective officers, directors, shareholders, and affiliates (collectively, the “Indemnified Parties”) harmless from and against any and all claims of third parties (and liabilities, judgments, penalties, losses, costs, damages and expenses resulting therefrom, including reasonable attorneys’ fees and costs) whether or not a suit is instituted and if instituted, whether at the trial or appellate level, arising from (i) any breach of this Agreement, (ii) the manufacture of the Products or use thereof by any consumer; or (iii) any violations of applicable law by Manufacturer.

(b)           Upon Licensee’s request, Manufacturer shall provide Licensee with a certificate of insurance or statement of coverage issued by Manufacturer’s insurance carrier evidencing commercial general liability insurance is in effect during the term of this Agreement. Such policy shall (i) name Licensee, each of the Licensors, and their respective parent companies, subsidiaries, affiliates, directors, officers and shareholders as additional insureds; and (ii) provide minimum aggregate coverage that is customary for manufacturers of products similar to the Products.

9.           Notice. All notices to be given or delivered hereunder to a party shall be in writing, shall be delivered by hand, by courier or sent via facsimile, and shall be deemed to have been given or delivered to the recipient as of: (1) the date of delivery by hand or by courier, if such delivery is made during regular business hours, recipient’s time, on a business day, but if not, then on the recipient’s next business day thereafter; or (2) upon sending of a facsimile to the facsimile number of recipient where such facsimile is sent during regular business hours, recipient’s time, on a business day, but if not, then on the recipient’s next business day thereafter. Each party’s address for notices is set forth under its signature to this Agreement.

10.           Miscellaneous.

(a)           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California. The parties consent to the jurisdiction of the courts of the State of California and hereby waive all objections to such jurisdiction and venue.

(b)           Modification/Assignment. This Agreement may not be modified or assigned, in whole or in part unless such modification or assignment is authorized in writing by all parties.

(c)           Severability. If any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable, in whole or in part, the same will not, in any respect, affect the validity, legality or enforceability of the remainder of this Agreement.

(d)           Attorneys’ Fees. In the event that any action is brought hereunder to enforce any of the rights or obligations herein, the prevailing party shall recover, in addition to any other recovery that may be awarded, its reasonable attorney’s fees and litigation costs.

(e)            Injunctive Relief. The parties hereby agree and acknowledge that a breach of any material term, condition or provision of this Agreement that provides for an obligation other than the payment of money would result in severe and irreparable injury to the other party, which injury could not be adequately compensated by an award of money damages, and the parties therefore agree and acknowledge that they shall be entitled to seek injunctive relief in the event of any breach of any material term, condition or provision of this Agreement, or to enjoin or prevent such a breach, including without limitation an action for specific performance hereof, and the parties hereby irrevocably consent to the issuance of any such injunction. The parties further agree that no bond or surety shall be required in connection therewith.

(f)             Survivability. All representations, warranties, and obligations capable of surviving the termination or expiration of this Agreement shall so survive.

(g)            Relationships. Licensee and Manufacturer are independent contractors, and nothing contained herein shall be construed to constitute Licensee and Manufacturer as licensor/licensee, employer/employee, principal/agent, or any other similar relationship.

IN WITNESS WHEREOF, the parties hereto have caused this Manufacturer’s Agreement to be executed by their duly authorized representatives as of the day and year first above written.

BOLDFACE Licensing and Branding

By:
Name:
Title:

Address for Notices:

[Name of Manufacturer]

By:
Name:
Title:

Address for Notices:

Appendix I

Parent Company Pro Forma Cap Table

Capitalization

Minimum PPO

	Actual			Fully Diluted
	Shares	% Ownership		Shares	% Ownership
Newco	*	*	%	*	*	%
Newco - Additional
Celeb Licenses				*	*	%
Bridge Notes	*	*	%	*	*	%
Bridge Warrants				*	*	%
PPO Shares	*	*	%	*	*	%
PPO Warrants				*	*	%
Brokers’ Bridge					*	%
Warrants				*	*	%
Brokers’ PPO					*	%
Warrants				*	*	%
Pubco Pre-Merger					*	%
Stockholders	*	*	%	*	*	%
EIP (future issuances)				*	*	%
Total	*	100.0%		*	100.0%

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Maximum PPO

	Actual			Fully Diluted
	Shares	% Ownership		Shares	ownership
Newco	*	*	%	*	*	%
Newco - Additional
Celeb Licenses				*	*	%
Bridge Notes	*	*	%	*	*	%
Bridge Warrants				*	*	%
PPO Shares	*	*	%	*	*	%
PPO Warrants				*	*	%
Brokers’ Bridge
Warrants				*	*	%
Brokers’ PPO
Warrants				*	*	%
Pubco Pre-Merger
Stockholders	*	*	%	*	*	%
EIP (future issuances)				*	*	%
Total	*	100.0%		*	100.0%

**Assumes no sales pursuant to the Over-Allotment Option.

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

Appendix II

Personal Services

•
Social media services (including Twitter, Facebook and website/blog posts) in addition to those provided in Section 4.A to market and promote the Products, subject to a social media calendar mutually approved by the Parties, which approval shall not be unreasonably withheld, delayed or conditioned.

•
Reasonable access to user information for all of Licensors’ websites for the use of promoting Products with an agreement to use of the Kardashians’ names for SEO and SEM; provided that the Parties will cooperate with Buzz Media to create online promotions, events and postings.

•
In exchange for the Floating Photo Day under Section 4.A, the Licensors shall cause each Kardashian to appear at * additional Production Day or * additional Media Day, as determined by Licensee in its sole discretion, subject to the professional availability of the Kardashians; provided, that if the Parties are unable to agree upon a day on which all of the Kardashians are available, then as long as Licensee agrees to such date, none of the Licensors shall be in breach of such requirement if less than all of the Kardashians participate in such additional Production Day or Media Day, and any such participation by less than all of the Kardashians satisfies all of the Licensors’ requirements pursuant to this paragraph.

•
The Licensors shall cause each of the Kardashians to participate in up to * meetings during Contract Period One via videoconference (Skype or otherwise) with * who will be effecting the transactions relating to * by the Parent Company (the “* Meetings”). Participation in the * Meetings may take the form of scripted presentations, Q&A sessions, or such other form mutually agreed to by the Parties.

*Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.